Exhibit 99.1

Keyuan Petrochemicals Inc. Provides Shareholder Update

Management will host conference call at 10 am ET, Wednesday, July 13th

•	Interim independent investigation completed. Results favorable: Company accounted for revenue properly

•	Secured new auditor – GHP Horwath; will be compliant with regulatory filings as soon as possible

•	Unaudited revenues of $292 million for the first six months ending June 30, 2011, representing 17% Y-O-Y growth

•	Production and sales volume expected to increase in 2H 2011

•	Cash dividend will continue – next distribution scheduled for July 15th

NINGBO, China, July 11, 2011 -- Keyuan Petrochemicals, Inc. (Nasdaq: KEYP) ("Keyuan or the "Company"), a leading merchant manufacturer of various petrochemical products in China, announced today that it has received a letter from NASDAQ regarding a delisting of its stock based on the NASDAQ staff’s review of the Company and pursuant to NASDAQ Listing Rule 5101 and Listing Rule 5250 (c)(1).

The Company has requested a hearing to appeal this decision and management is working diligently with all relevant authorities to regain compliance with its regulatory requirements.

Information regarding the Management conference call can be found below.

Mr. Chungfeng Tao, Chairman and Chief Executive Officer of Keyuan Petrochemicals, provided an update to shareholders regarding the Company’s operations, investigation and corporate actions:

“We apologize to our shareholders for the challenges we have experienced over the past few months. While these issues have taken longer to resolve than we originally anticipated, I assure you that the entire board of directors and senior management team is cooperating with all parties, including NASDAQ, to come to an expeditious resolution. I am especially proud of our employees and operations managers, who have continued to do an excellent job running our business throughout this process. I would also like to thank the Audit Committee and CFO who have stood by us during this difficult time and worked to complete the investigation and audit.”

“Demand for our products remains strong, and we continue to sign new customers. I look forward to resolving all pending issues as soon as possible. In the meantime, we welcome all investors to come visit our facilities to witness the tremendous progress we are making,” Mr. Tao concluded.

On April 1, 2011, Keyuan filed for an extension of its 2010 10-K filing with the SEC after issues were raised by the independent auditor primarily related to certain cash transactions and recorded sales. The Audit Committee engaged the services of independent legal counsel, Pillsbury Winthrop Shaw Pittman LLP (“Pillsbury”), who in turn engaged the services of Deloitte & Touche LLP (“Deloitte”), a forensic accountant, and King & Wood, Audit Committee’s legal counsel in PRC, to commence an investigation of the issues raised by the Registrant's auditors at the time, KPMG. While our new auditors, GHP Horwath, will commence work immediately we must first complete this independent investigation being carried out by Pillsbury, Deloitte and King & Wood before the 2010 audit can be completed. NASDAQ’s notification to delist the Company’s stock from the exchange is based primarily on the Company’s inability to file audited financial statements on a timely basis, as well as issues raised by KPMG.

The Company has filed a request of an appeal to NASDAQ on the basis of Management’s confidence that we will regain compliance with all regulatory requirements in a reasonable amount of time. In the event that the stay to delist is not granted, the Company’s shares will continue to be listed on NASDAQ but trade on the OTC Pink beginning July 26, 2011 until the decision of the appeal is released.

Management has fully cooperated with Pillsbury, Deloitte and King &Wood to provide the information they have requested. The interim report of the Company’s unaudited sales to certain customers in fiscal year 2010 provided by the investigative team found that the sales were accounted for appropriately. Once the full investigation is  completed, the Company is confident that it will be able to regain compliance with the applicable securities laws.

New Auditor Secured

On July 5, Keyuan engaged GHP Horwath to be the Company’s new auditor. GHP Horwath will begin to audit the Company’s 2010 financial results immediately.

Business Updates

Keyuan continues to operate its business as usual and is executing the growth plan according to schedule.

•	From January 1, 2011 to June 30, 2011, our unaudited revenue was $292 million, representing 17% growth over the same period last year. Market demand for our products remains strong.
•
We completed our capacity expansion on time and on budget in April, 2011 and now have 720,000 metric tons of annual capacity.  Due to the expanded capacity and strong market demand, we sold 113,971 metric tons (MT) products in the two months of May and June 2011, representing 4.2% growth over the same period last year. We expect sales volume to increase in the second half of the year as our newly expanded facility continues to ramp up production.

•
Our next phase facility expansion is progressing well.  The expansion of the storage facility and the addition of the raw material pre-treatment facility and asphalt facility are now in the final stage of approvals by the local authorities.  The Styrene-Butadiene-Styrene ("SBS") production facility is progressing on schedule.

•
Keyuan signed a joint technology development agreement with Hangzhou Zhongce Rubber Company to develop new commercial applications for a Solution Polymerization styrene Butadiene Rubber (“SSBR”). SSBR, which is a safer, more environmentally friendly raw material used primarily in tires, represents a new opportunity in a fast-growing market.

•
We continue to enjoy strong support from the local government and banks in Ningbo, PRC. Our strong and growing businesses support the local economy through 437 employees we hired and the $164 million we have invested in infrastructure and land since breaking ground in 2008. Because we maintain a healthy balance sheet with no receivables and positive cash flows, the local banks continue to supply us with working capital loans to support our business.

Corporate Actions

The Board remains committed to paying a quarterly cash dividend. The dividend record dates for the distribution of the quarterly cash dividend of $0.09 per share for 2011 will be the first of March, June, September and December with payment dates on the fifteenth of April, July, October and January, or the following business day if the fifteenth of those months fall on Saturday or Sunday.

Separately, Prax Capital, who invested $20 million in our Company in September 2010, reiterated their commitment to Keyuan and our management team. “We are as confident as before on the management and business prospect of Keyuan,” said by Michael Xu, a partner of Prax Capital, “I believe Keyuan will come out much stronger after the unfortunate special investigation and deliver fundamental value.”

Mr. Tao concluded “In conclusion, I am deeply humbled by the collateral damage resulting from our short-term challenges. I want to personally thank our 437 dedicated employees and our shareholders for maintaining their trust in our management team through these difficult times. We are committed to assisting with the completion of this independent investigation and to regain reporting and listing compliance.  Furthermore, we continue to grow our business through facility expansions and new customers.  With the tremendous assets we have already built and a clear growth plan, I am confident we will generate significant shareholder returns.”

CONFERENCE CALL

Management will host a conference call on Wednesday July 13th at 10:00am ET to answer shareholders’ questions.

Date: Dial-in: Conference ID:	Wednesday, July 13th at 10:00 am ET 877-565-1274 (U.S.); 937-999-3113 (international) 82926641

The live conference call will also be broadcast live over the Internet and can be accessed by all interested parties by clicking on the following link: http://webcast.mz-ir.com/publico.aspx?codplataforma=2945.

A playback will be available two hours after the call’s completion through July 20, 2011. To listen, please call 1-855-859-2056 within the United States or 1-404-537-3406 when calling internationally (passcode 82926641).

About Keyuan Petrochemicals, Inc.

Keyuan Petrochemicals, Inc., established in 2007 and operating through its wholly-owned subsidiary, Keyuan Plastics Co., Ltd., is located in Ningbo, China and is a leading independent manufacturer and supplier of various petrochemical products. Having commenced production in October 2009, Keyuan's operations include an annual petrochemical manufacturing design capacity of 720,000 MT for a variety of petrochemical products, with facilities for the storage and loading of raw materials and finished goods, and a technology that supports the manufacturing process with low raw material costs and high utilization and yields. In order to meet increasing market demand, Keyuan plans to expand its manufacturing capacity to include a SBS production facility, additional storage capacity, a raw material pre-treatment facility, and an asphalt production facility.

Safe Harbor Statement

This press release includes statements that may constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by terminology such as "will," "expects," "anticipates," "future," "intends," "plans," "believes," "estimates" and similar statements. For example, statements about the future use of the proceeds are forward looking and subject to risks. Keyuan Petrochemicals, Inc. may also make written or oral forward-looking statements in its periodic reports to the U.S. Securities and Exchange Commission on forms 10-K, 10-Q and 8-K, in its annual report to shareholders, in press releases and other written materials and in oral statements made by its officers, directors or employees to third parties. Statements that are not historical facts, including statements about the Company's beliefs and expectations, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Potential risks and uncertainties include, but are not limited to, risks outlined in the Company's filings with the U.S. Securities and Exchange Commission, including its registration statement on Form S-1, as amended. The Company does not undertake any obligation to update any forward-looking statement, except as required under applicable law.

For more information, please contact:

Investor Relations:
HC International, Inc.
Ted Haberfield  Executive VP
Tel: +1-760-755-2716
Email: thaberfield@hcinternational.net

Website: http://www.hcinternational.net

Mr.  Andrew Haag
Managing  Partner, USA
Hampton  Growth, LLC
Tel: +1-877-368-3566
E-mail: andrew@hamptongrowth.com
Website: www.hamptongrowth.com